United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 4, 2011

ISECURETRAC CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-26455
(State of Formation)	(Commission File Number)

87-0347787
(IRS Employer Identification Number)

5078 South 111th Street Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(402) 537-0022
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

iSECUREtrac Corp. held its Annual Meeting of Stockholders on May 4, 2011.  At the annual meeting, stockholders voted to:

(i)	elect three directors of the Company by the holders of the Common Stock to serve for a one-year term;

(ii)	elect three directors of the Company by the holders of the Series C Preferred Stock to serve for a one-year term; and

(iii)	ratify the appointment of McGladrey & Pullen, LLP as our independent auditors for the fiscal year ending December 31, 2011

(iv)	approve the Company’s 2011 Omnibus Equity Incentive Plan

There were 10,930,117 shares of Common Stock entitled to vote at the meeting, of which 9,855,556 (91.07%)  were represented at the meeting, and 1,000,000 shares of Series C Preferred Stock entitled to vote at the meeting, of which 100% were represented at the meeting.

The voting results were as follows:

Election of Directors by holders of Common Stock
Name	For	Authority Withheld	Broker Non-votes

Roger J. Kanne	4,151,824	158,086	6,620,207

Peter A. Michel	4,039,824	274,886	6,615,407

Ravi Nath	4,190,207	119,700	6,620,210

Election of Directors by holders of Series C Preferred Stock
Name	For	Authority Withheld

Robert Korba	1,000,000	-

Joseph Ethridge	1,000,000	-

Derek Claybrook	1,000,000	-

Ratification of Auditors
For	Against	Abstained

20,764,154	88,302	3,100

Approval of 2011 Omnibus Equity Incentive Plan
For	Against	Abstained

14,768,836	372,147	190,837

As a result, each nominee for director was elected to the Board of Directors for the term set forth above, the appointment of McGladrey & Pullen, LLP as our independent auditors for the fiscal year ending December 31, 2011 was duly ratified by the stockholders, and the 2011 Omnibus Equity Incentive Plan was approved by the stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISECURETRAC CORP.

	By	/s/ Peter A. Michel
Peter A. Michel Chief Executive Officer

May 10, 2011